EXHIBIT 99.1

NEXSTAR MEDIA GROUP DECLARES QUARTERLY CASH DIVIDEND,

ANNOUNCES NEW $1.5 BILLION SHARE REPURCHASE AUTHORIZATION AND

PLAN TO DECLASSIFY BOARD OF DIRECTORS

IRVING, Texas (July 28, 2022) – Nexstar Media Group, Inc. (NASDAQ: NXST) announced today that its Board of Directors declared a quarterly cash dividend of $0.90 per share of its common stock. The dividend is payable on Thursday, August 25, 2022, to shareholders of record on Thursday, August 11, 2022. In addition, The Board of Directors approved a new share repurchase program authorizing the Company to repurchase up to $1.5 billion of its common stock. The new share repurchase authorization is in addition to Nexstar’s existing share repurchase program announced in January 2021, of which $415.1 million remained as of May 9, 2022.

Nexstar’s Board of Directors also voted to recommend that shareholders approve an amendment to its corporate charter to declassify the Board of Directors. The proposed charter amendment is subject to shareholder approval at the Company’s next Annual Meeting of Shareholders, which will be held in 2023.

Perry A. Sook, Chairman and Chief Executive Officer of Nexstar Media Group, Inc. commented, “Growing shareholder returns and strengthening Nexstar’s corporate governance practices are essential to executing on our commitment to enhancing shareholder value, and the $1.5 billion increase in our share repurchase program and proposed plan to declassify the Board are the latest shareholder friendly actions the Board has taken to deliver on that promise. We remain confident in the Company’s financial position and growth opportunities and look forward to reporting our second quarter results on August 4th.”

While the Company intends to pay regular quarterly cash dividends for the foreseeable future, all subsequent dividends will be reviewed quarterly and declared by the Board of Directors at its discretion.

The share repurchase authorization will be executed at the Board’s discretion and any share repurchases are subject to regulatory limitations.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content, including 283,000 hours of original video content each year. Nexstar owns America’s largest local broadcasting group comprised of top network affiliates, with 200 owned or partner stations in 116 U.S. markets reaching 212 million people. Nexstar’s television assets also include NewsNation, America’s fastest-growing national news and entertainment cable network reaching 75 million television homes, popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including The Hill and BestReviews, are collectively a Top 10 U.S. digital news and information property. In addition to delivering exceptional content and service to our communities, Nexstar provides premium multiplatform advertising opportunities at scale for businesses and brands seeking to leverage the strong consumer engagement of our compelling content offering. For more information, please visit www.nexstar.tv.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of acquired television stations and digital businesses (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

Investor Contacts:

Lee Ann Gliha

Executive Vice President and Chief Financial Officer

Nexstar Media Group, Inc.

972/373-8800

Joseph Jaffoni or Jennifer Neuman

JCIR

212/835-8500 or nxst@jcir.com

Media Contact:

Gary Weitman

EVP and Chief Communications Officer

972/373-8800

gweitman@nexstar.tv

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